UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

May 31, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 25, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to purchase 100% of the common stock of Classic Affairs, Inc., a Minnesota Corporation. The liquor license was approved on May 30, 2007 and VCG completed the transaction and effective May 30, 2007. The terms of the agreement include the purchase of the 100% of the common stock of Classic Affairs, Inc. The assets of Classic Affairs, Inc. include necessary licenses, permits, inventory and fixed assets to operate an adult nightclub in Minneapolis, Minnesota. There were no liabilities included as part of the acquisition. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction. A copy of the Purchase Agreement with Robert Sabes is filed as Exhibit 10.51.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On June 6, 2007, JFS Desert Fountain Properties, LLC (the “Landlord”) and Classic Affairs, Inc., entered into a one month lease agreement for certain premises, including land, in Minneapolis, Minnesota for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is an unrelated third party. (Exhibit 10.53) The Landlord will lease the premises to the Buyer for $833.33 per day for the term of the lease. The short lease was entered into as a bridge lease until VCG Real Estate Holding Corp (VCGRE) closes on the purchase of the real estate (see exhibit 10.52). Under the terms of the real estate purchase agreement VCGRE will purchase the premises including land, in Minneapolis, Minnesota. VCGRE has formed a limited liability limited partnership, 4th Street Partnership, LLLP, and raised the $3,000,000 for the purchase. VCGRE will be the General Partner, with the limited partners owning 99.9% of the partnership. When the transaction is completed 4th Street Partnership, LLLP will execute an twenty year lease with Classic Affairs, Inc. The Lease contains other terms and provisions which are customary for the agreement of this nature. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Lease and by its nature is incomplete. It is qualified in the entirety by the text of the Lease, a copy of which is filed as Exhibit 10.54 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Lease attached hereto.

Section 8. Other Events

Item 8.01	Other Events

On May 31, 2007, the Company issued a press release announcing the purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after May 31, 2007.

(b)	Pro forma financial information.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under Item 1 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after May 31, 2007.

(d)	Exhibit No.	Exhibit Title.
	Exhibit 10.51	Purchase Agreement dated April 25, 2007
	Exhibit 10.52	Real Estate Purchase Agreement dated April 25, 2007
	Exhibit 10.53	Lease Agreement dated May 31, 2007
	Exhibit 10.54	Lease Agreement dated June , 2007
	Exhibit 99.1	Press Release dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: June 7, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer